AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 20, 2007

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RUBICON TECHNOLOGY, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	36-4419301
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9931 FRANKLIN AVENUE

FRANKLIN PARK, ILLINOIS 60131

(847) 295-7000

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

RUBICON TECHNOLOGY, INC. 2007 STOCK INCENTIVE PLAN

RUBICON TECHNOLOGY, INC. 2001 EQUITY PLAN

STOCK OPTION AGREEMENT DATED AS OF MARCH 11, 2004 BY AND BETWEEN

RUBICON TECHNOLOGY, INC. AND MICHAEL MIKOLAJCZYK

STOCK OPTION AGREEMENT DATED AS OF SEPTEMBER 9, 2004 BY AND BETWEEN

RUBICON TECHNOLOGY, INC. AND JAMES BRISSENDEN

STOCK OPTION AGREEMENT DATED AS OF SEPTEMBER 9, 2004 BY AND BETWEEN

RUBICON TECHNOLOGY, INC. AND GORDON HUNTER

STOCK OPTION AGREEMENT DATED AS OF SEPTEMBER 9, 2004 BY AND BETWEEN

RUBICON TECHNOLOGY, INC. AND MITCH TYSON

(Full Titles of Plans)

Raja M. Parvez

President and Chief Executive Officer

9931 Franklin Avenue

Franklin Park, Illinois 60131

(847) 295-7000

(Name, address, including zip code, and telephone

number, including area, code, of agent for service)

Copies to:

Scott L. Glickson, Esq.

McGuireWoods LLP

77 West Wacker Drive

Chicago, Illinois

(312) 321-7652

CALCULATION OF REGISTRATION FEE

Exact Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,307,692(2)	16.70(5)	$38,538,457	$1,183.13
Common Stock, par value $0.001 per share	1,366,459(3)	3.62(6)	$4,946,582	$151.86
Common Stock, par value $0.001 per share	24,663(4)	4.94(7)	$121,836	$3.74
Total	3,698,814	—	$43,606,875	$1,338.73

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers, in addition to the number of shares of common stock stated above, additional securities that may be offered as a result of stock splits, stock dividends, or similar transactions.
(2)	Represents 2,307,692 shares of Common Stock reserved for future grant under the Rubicon Technology, Inc. 2007 Stock Incentive Plan (the “2007 Plan”).
(3)	Represents 1,366,459 shares of Common Stock reserved for future grant under the Rubicon Technology, Inc. 2001 Equity Plan (the “2001 Plan”).
(4)	Represents 24,663 shares of Common Stock reserved for issuance pursuant to the following stock option agreements as compensation to board members and board advisors:

Stock Option Agreement dated as of March 11, 2004 by and between Rubicon Technology, Inc. and Michael Mikolajczyk,

Stock Option Agreement dated as of September 9, 2004 by and between Rubicon Technology, Inc. and James Brissenden,

Stock Option Agreement dated as of September 9, 2004 by and between Rubicon Technology, Inc. and Gordon Hunter, and

Stock Option Agreement dated as of September 9, 2004 by and between Rubicon Technology, Inc. and Mitch Tyson.

(5)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the price of $16.70 per share, which represents the average high and low prices per share of the registrant’s common stock as reported on the NASDAQ Global Market on November 16, 2007.
(6)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $3.62 per share.
(7)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $4.94 per share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the equity benefit plans covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents previously filed by the registrant with the Securities and Exchange Commission (the “SEC”) are hereby incorporated by reference into this Registration Statement:

(a) The registrant’s prospectus filed on November 16, 2007 pursuant to Rule 424(b) under the Securities Act, relating to the registration statement on Form S-1 (File No. 333-145880), as amended, that contains audited financial statements as of the latest fiscal years for which such statements have been filed.

(b) The description of the registrant’s Common Stock, par value $0.001 per share, contained in the Registrant’s Registration Statement on Form 8-A12B (File No. 001-33834) filed with the Commission on November 13, 2007 under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(c) All other reports and other documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents (except for information furnished under Items 2.02 and 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein).

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the registrant’s amended and restated certificate of incorporation to be in effect upon completion of this offering includes provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty, except for breaches of their duty of loyalty, as directors and officers.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the amended and restated bylaws of the registrant provide that:

•

The registrant shall indemnify its directors and officers for serving the registrant in those capacities or for serving other business enterprises at the registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•

The registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•

The registrant will not be obligated pursuant to the amended and restated bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the registrant’s board of directors.

•	The registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also provide for certain additional procedural protections. The registrant may also, at the discretion of the board of directors, purchase and maintain directors and officers insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit Number	Description
3.1	Eighth Amended and Restated Certificate of Incorporation of Rubicon Technology, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-145880) filed with the SEC on November 1, 2007).

3.2	Amended and Restated Bylaws of Rubicon Technology, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-145880) filed with the SEC on November 1, 2007).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-145880) filed with the SEC on November 13, 2007).

4.2	Rubicon Technology, Inc. 2001 Equity Plan, dated as of August 2, 2001 (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-145880) filed with the SEC on September 5, 2007).

4.2(a)	Amendment No. 1 to the Rubicon Technology, Inc. 2001 Equity Plan, dated as of November 6, 2001 (incorporated by reference to Exhibit 10.1(a) to the Company’s Registration Statement on Form S-1 (File No. 333-145880) filed with the SEC on September 5, 2007).

4.2(b)	Amendment No. 2 to the Rubicon Technology, Inc. 2001 Equity Plan, dated as of May 21, 2002 (incorporated by reference to Exhibit 10.1(b) to the Company’s Registration Statement on Form S-1 (File No. 333-145880) filed with the SEC on September 5, 2007).

4.2(c)	Amendment No. 3 to the Rubicon Technology, Inc. 2001 Equity Plan, dated as of May 28, 2004 (incorporated by reference to Exhibit 10.1(c) to the Company’s Registration Statement on Form S-1 (File No. 333-145880) filed with the SEC on September 5, 2007).

4.2(d)	Amendment No. 4 to the Rubicon Technology, Inc. 2001 Equity Plan, dated as of December 6, 2004 (incorporated by reference to Exhibit 10.1(d) to the Company’s Registration Statement on Form S-1 (File No. 333-145880) filed with the SEC on September 5, 2007).

4.2(e)	Amendment No. 5 to the Rubicon Technology, Inc. 2001 Equity Plan, dated as of June 28, 2005 (incorporated by reference to Exhibit 10.1(e) to the Company’s Registration Statement on Form S-1 (File No. 333-145880) filed with the SEC on September 5, 2007).

4.2(f)	Amendment No. 6 to the Rubicon Technology, Inc. 2001 Equity Plan, dated as of November 30, 2005 (incorporated by reference to Exhibit 10.1(f) to the Company’s Registration Statement on Form S-1 (File No. 333-145880) filed with the SEC on September 5, 2007).

4.2(g)	Amendment No. 7 to the Rubicon Technology, Inc. 2001 Equity Plan, dated as of July 26, 2006 (incorporated by reference to Exhibit 10.1(g) to the Company’s Registration Statement on Form S-1 (File No. 333-145880) filed with the SEC on September 5, 2007).

4.3	Rubicon Technology, Inc. 2007 Stock Incentive Plan dated as of August 29, 2007 (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-145880) filed with the SEC on September 5, 2007).

4.4	Stock Option Agreement dated as of March 11, 2004 by and between Rubicon Technology, Inc. and Michael Mikolajczyk.*

4.5	Stock Option Agreement dated as of September 9, 2004 by and between Rubicon Technology, Inc. and James Brissenden.*

4.6	Stock Option Agreement dated as of September 9, 2004 by and between Rubicon Technology, Inc. and Gordon Hunter.*

4.7	Stock Option Agreement dated as of September 9, 2004 by and between Rubicon Technology, Inc. and Mitch Tyson.*

5.1	Opinion of McGuireWoods LLP.*

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm.*

23.2	Consent of McGuireWoods LLP (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to the Registration Statement).

*	Filed herewith.

Item 9.	Undertakings.

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

REGISTRANT SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin Park, State of Illinois, on November 20, 2007.

RUBICON TECHNOLOGY, INC.

By:	/s/ Raja M. Parvez
Raja M. Parvez
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and/or officers of Rubicon Technology, Inc. (the “Company”), hereby severally constitute and appoint Raja M. Parvez and William F. Weissman and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith, and any and all pre-effective and post-effective amendments to said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 20, 2007.

Signature	Title(s)	Date

/s/ Raja M. Parvez Raja M. Parvez	Chief Executive Officer, President and Director	November 20, 2007

/s/ William F. Weissman William F. Weissman	Chief Financial Officer	November 20, 2007

/s/ Don N. Aquilano Don N. Aquilano	Chairman of the Board	November 20, 2007

/s/ Donald R. Caldwell Donald R. Caldwell	Director	November 20, 2007

/s/ Gordon Hunter Gordon Hunter	Director	November 20, 2007

/s/ Michael E. Mikolajczyk Michael E. Mikolajczyk	Director	November 20, 2007